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                                                                    Exhibit 23.2




Consent of Independent Certified Public Accountants




Sedona Corporation
Limerick,  Pennsylvania



We hereby consent to the incorporation by reference into Registration Statements of Form S-3 (Nos. 333-71457, 333-31983, 33-47127, 333-03719, 333-52973) and
related prospectuses and the Registration Statement on Form S-8 (No. 333-53051) of our report dated March 13, 1998, except for Note 14 which is dated March 27, 1998, relating to the consolidated balance sheet as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows and schedule for the year then ended, of Sedona Corporation (formerly Scan-Graphics, Inc.) included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectuses.


                                                                BDO Seidman, LLP


Philadelphia, Pennsylvania
March 30, 2000